Exhibit 99.1

Encore Capital Group Announces Second Quarter 2023 Financial Results

•Global collections of $477 million
•Portfolio purchases of $274 million up 59%, including $213 million in the U.S.
•Portfolio supply growth continues in U.S. market
•GAAP EPS of $1.08

SAN DIEGO, August 2, 2023 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company, today reported consolidated financial results for the second quarter ended June 30, 2023.
“Encore’s second quarter performance reflected normalized consumer behavior and a stable collections environment in each of our key markets,” said Ashish Masih, President and Chief Executive Officer. “With lending and charge-off rates steadily rising in the U.S., the growth of portfolio supply and improvements in portfolio pricing continue. Consequently, MCM portfolio purchases in the U.S. in the second quarter matched our Q1 total of $213 million.”
“In Europe, portfolio purchasing remains very competitive with pricing still not fully reflecting the higher cost of capital caused by higher interest rates. Against this backdrop, we continue to constrain Cabot portfolio purchasing and believe this disciplined approach to portfolio purchasing best positions us for success when Cabot’s markets become more constructive.”
“As a result of the continued, disciplined execution of our strategy, Encore remains well-positioned with the operational capability and balance sheet required to capitalize on the growing portfolio purchasing opportunities in the U.S. market. Looking forward, with higher portfolio purchases and strengthening returns in the U.S., we expect the steady growth in ERC and earnings to continue. We also remain committed to the critical role we play in the consumer credit ecosystem and to helping consumers restore their financial health," said Masih.

Financial Highlights for the Second Quarter of 2023:

	Three Months Ended June 30,
(in thousands, except percentages and earnings per share)	2023	2022	Change
Portfolio purchases(1)	$274,325	$173,007	59%
Estimated Remaining Collections (ERC)	$7,979,353	$7,559,820	6%
Collections	$476,522	$497,711	(4)%
Revenues	$323,044	$356,917	(9)%
Operating expenses	$234,972	$237,969	(1)%
GAAP net income	$26,305	$60,439	(56)%
GAAP earnings per share	$1.08	$2.29	(53)%
______________________
(1)Includes U.S. purchases of $213.4 million and $116.2 million, and Europe purchases of $61.0 million and $56.8 million in Q2 2023 and Q2 2022, respectively.

Encore Capital Group, Inc.

Conference Call and Webcast
Encore will host a conference call and slide presentation today, August 2, 2023, at 2:00 p.m. Pacific / 5:00 p.m. Eastern time, to present and discuss second quarter results.
Members of the public are invited to access the live webcast via the Internet by logging in on the Investor Relations page of Encore's website at www.encorecapital.com. To access the live conference call by telephone, please pre-register using this link. Registrants will receive confirmation with dial-in details.

For those who cannot listen to the live broadcast, a replay of the webcast will be available on the Company's website shortly after the call concludes.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included information concerning adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. Adjusted EBITDA has not been prepared in accordance with GAAP and should not be considered as an alternative to, or more meaningful than, net income and net income per share as indicators of the Company’s operating performance. Further, this non-GAAP financial measure, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. A reconciliation of Adjusted EBITDA to its most directly comparable GAAP financial measure is below.

About Encore Capital Group, Inc.

Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services for consumers across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases portfolios of consumer receivables from major banks, credit unions, and utility providers.
Encore partners with individuals as they repay their debt obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about the company can be found at http://www.encorecapital.com.

Encore Capital Group, Inc.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, supply and pricing, liquidity, ability to access capital markets, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:
Bruce Thomas
Encore Capital Group, Inc.
Vice President, Global Investor Relations
(858) 309-6442
bruce.thomas@encorecapital.com

SOURCE: Encore Capital Group, Inc.

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	June 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$184,871	$143,912
Investment in receivable portfolios, net	3,330,986	3,088,261
Property and equipment, net	107,218	113,900
Other assets	401,299	341,073
Goodwill	852,196	821,214
Total assets	$4,876,570	$4,508,360
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$203,050	$198,217
Borrowings	3,203,425	2,898,821
Other liabilities	236,260	231,695
Total liabilities	3,642,735	3,328,733
Commitments and Contingencies
Equity:
Convertible preferred stock, $0.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000 shares authorized, 23,485 and 23,323 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	235	233
Additional paid-in capital	3,906	—
Accumulated earnings	1,300,594	1,278,210
Accumulated other comprehensive loss	(70,900)	(98,816)
Total stockholders’ equity	1,233,835	1,179,627
Total liabilities and stockholders’ equity	$4,876,570	$4,508,360

The following table presents certain assets and liabilities of consolidated variable interest entities (“VIEs”) included in the condensed consolidated statements of financial condition above. Most assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs. The liabilities exclude amounts where creditors or beneficial interest holders have recourse to the general credit of the Company.

	June 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$2,537	$1,344
Investment in receivable portfolios, net	470,666	431,350
Other assets	3,151	3,627
Liabilities
Accounts payable and accrued liabilities	99	150
Borrowings	448,424	423,522
Other liabilities	129	105

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues
Revenue from receivable portfolios	$301,184	$306,282	$596,858	$610,387
Changes in recoveries	(3,486)	25,150	(12,987)	192,373
Total debt purchasing revenue	297,698	331,432	583,871	802,760
Servicing revenue	21,008	23,788	43,593	49,934
Other revenues	4,338	1,697	8,210	3,905
Total revenues	323,044	356,917	635,674	856,599
Operating expenses
Salaries and employee benefits	95,855	98,880	199,705	195,836
Cost of legal collections	57,150	55,148	111,251	110,865
General and administrative expenses	34,529	34,967	72,494	68,501
Other operating expenses	26,349	27,405	53,905	54,432
Collection agency commissions	10,387	9,923	18,537	19,528
Depreciation and amortization	10,702	11,646	21,572	23,475
Total operating expenses	234,972	237,969	477,464	472,637
Income from operations	88,072	118,948	158,210	383,962
Other expense
Interest expense	(49,983)	(37,054)	(96,818)	(71,687)
Other (expense) income, net	(1,755)	1,795	(23)	2,187
Total other expense	(51,738)	(35,259)	(96,841)	(69,500)
Income before income taxes	36,334	83,689	61,369	314,462
Provision for income taxes	(10,029)	(23,250)	(16,438)	(78,274)
Net income	$26,305	$60,439	$44,931	$236,188

Earnings per share:
Basic	$1.11	$2.48	$1.90	$9.63
Diluted	$1.08	$2.29	$1.83	$8.77

Weighted average shares outstanding:
Basic	23,670	24,359	23,610	24,539
Diluted	24,280	26,411	24,611	26,945

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Six Months Ended June 30,
	2023	2022
Operating activities:
Net income	$44,931	$236,188
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,572	23,475
Other non-cash interest expense, net	8,660	8,149
Stock-based compensation expense	7,925	9,040
Deferred income taxes	2,785	3,699
Changes in recoveries	12,987	(192,373)
Other, net	985	9,267
Changes in operating assets and liabilities
Other assets	(35,730)	39,037
Accounts payable, accrued liabilities and other liabilities	(1,492)	(37,952)
Net cash provided by operating activities	62,623	98,530
Investing activities:
Purchases of receivable portfolios, net of put-backs	(544,721)	(337,932)
Collections applied to investment in receivable portfolios	342,020	406,738
Purchases of asset held for sale	(24,645)	(35,178)
Purchases of property and equipment	(9,503)	(11,937)
Other, net	22,603	13,416
Net cash (used in) provided by investing activities	(214,246)	35,107
Financing activities:
Payment of loan and debt refinancing costs	(8,151)	(1,659)
Proceeds from credit facilities	444,805	446,853
Repayment of credit facilities	(259,843)	(298,743)
Repayment of senior secured notes	(19,540)	(19,540)
Proceeds from issuance of convertible senior notes	230,000	—
Repayment of convertible and exchangeable senior notes	(192,457)	(221,153)
Proceeds from convertible hedge instruments, net	10,050	—
Repurchase and retirement of common stock	—	(50,835)
Other, net	(14,238)	(10,523)
Net cash provided by (used in) financing activities	190,626	(155,600)
Net increase (decrease) in cash and cash equivalents	39,003	(21,963)
Effect of exchange rate changes on cash and cash equivalents	1,956	(13,387)
Cash and cash equivalents, beginning of period	143,912	189,645
Cash and cash equivalents, end of period	$184,871	$154,295

Supplemental disclosure of cash information:
Cash paid for interest	$79,167	$64,366
Cash paid for taxes, net of refunds	$36,822	$44,671

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Non-GAAP Metrics
Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, unaudited)	2023	2022	2023	2022
GAAP net income, as reported	$26,305	$60,439	$44,931	$236,188
Adjustments:
Interest expense	49,983	37,054	96,818	71,687
Interest income	(1,123)	(588)	(2,067)	(1,025)
Provision for income taxes	10,029	23,250	16,438	78,274
Depreciation and amortization	10,702	11,646	21,572	23,475
Stock-based compensation expense	3,873	5,119	7,925	9,040
Acquisition, integration and restructuring related expenses(1)	454	487	5,980	1,166
Adjusted EBITDA	$100,223	$137,407	$191,597	$418,805
Collections applied to principal balance(2)	$190,658	$170,112	$373,639	$223,679
________________________
(1)Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results. For the three and six months ended June 30, 2023 amount represents costs related to headcount reductions in Europe. The remainder of the costs relating to the headcount reductions in Europe are included in stock-based compensation expense.
(2)Amount represents (a) gross collections from receivable portfolios less (b) debt purchasing revenue, plus (c) proceeds applied to basis from sales of real estate owned (“REO”) assets and other receivable portfolios. A reconciliation of “collections applied to investment in receivable portfolios, net” to “collections applied to principal balance” is available in the Form 10-Q for the period ending June 30, 2023.